UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2006

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

411 108th Ave NE

Suite 1400

Bellevue, Washington 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 20, 2006, the Compensation Committee (the "Committee") of the Board of Directors of drugstore.com, inc. (the "Company") made changes to the compensation of certain executive officers of the Company. With respect to each executive officer named below, the Committee granted an additional non-statutory stock option under the Company's 1998 Stock Plan, approved an increase in salary, approved the maximum target percentage of salary payable as a standard bonus for 2006, and approved the maximum amount of a special bonus for 2006, each in the amounts set forth opposite such executive officer's name below. The final amounts of each individual's bonuses for 2006, if any, will be determined based on the Company's attainment of its performance goals regarding revenue and EBITDA and the CEO's evaluation of the individual's performance.

Name	Title	Option (# shares)	2006 Salary	Standard Bonus %	Special Bonus
Robert Barton	Vice President, Chief Financial Officer and Treasurer	60,000	$265,000	35%	$30,000
Alesia Pinney	Vice President, Legal and Human Affairs, General Counsel and Secretary	45,000	$220,000	25%	$10,000
Matthew Stepka	Vice President, Pharmacy	50,000	$225,000	25%	$20,000
Jonathan Tinter	Vice President, Business Strategy and Chief Marketing Officer	55,000	$235,000	30%	$20,000

On January 23, 2006, Luke Friang commenced his employment as Vice President and Chief Information Officer of the Company. Pursuant to an offer letter dated January 4, 2006, a copy of which is attached as Exhibit 10.1 to this current report, the Company and Mr. Friang agreed to the following material terms and conditions:

- Mr. Friang will be paid an initial annual salary of $205,000. For 2006, he will be eligible to receive a pro-rated bonus of up to 25% of his annual salary, based on the achievement of pre-determined performance objectives. Compensation for subsequent years will be determined annually by the Company's Board of Directors and CEO.

- In addition, Mr. Friang will be eligible to receive a one-time bonus of up to $25,000 based on the achievement, within six months of his start date, of separate performance objectives to be agreed upon in writing by Mr. Friang and the Company's CEO within 30 days after his start date (the "Six-Month Performance Objectives"). The determination of whether and to the extent the Six-Month Performance Objectives have been met, and the amount of the one-time bonus (if any) to be paid with respect to partial achievement of the Six-Month Performance Objectives, will be made by the CEO in her sole discretion.

- Mr. Friang will be granted an option to purchase 250,000 shares of Company common stock, at an exercise price per share equal to the fair market value of the Company's common stock on the Friday after he begins employment. The option will vest over four years, with 20% vesting six months after the start date of his employment and the remaining 80% vesting in equal increments at the end of each quarterly period thereafter.

The foregoing description of Mr. Friang's offer letter is qualified in its entirety by reference to the provisions of the offer letter attached as Exhibit 10.1 to this current report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Offer Letter of Luke Friang dated January 4, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ Dawn G. Lepore
Dawn G. Lepore President, Chief Executive Officer and Chairman of the Board

Date: January 26, 2006